Filed in the Office of Barbara K. Cegavske Secretary of State State Of Nevada	Business Number **E0236582007-3** Filing Number **20211393375** Filed On **4/19/2021 8:00:00 AM** Number of Pages **2**

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Data Storage Corporation Entity or Nevada Business Identification Number (NVID): E0236582007-3
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment (Document No. 20090006051-33)
3. Filing Date:	Filing date of document which correction is being made: 01-06-2009
4. Description:	Description of inaccuracy or defect: The amendment in Item 2 is misstated. It seems to recite the resolution rather than the amendment. Item 2, the amendment to the Articles of Incorporation should read as set forth below in Item 5.
5. Correction:	Correction of inaccuracy or defect: (i) The Certificate of Validation is attached hereto (ii) Article1 is replaced in its entirety by the following: Article 1: The name of the corporation is Data Storage Corporation.
6. Signature: (Required)	X [signature] Signature — Date 4/16/21

This form must be accompanied by appropriate fees.

Certificate of Validation and Ratification

April 16, 2021

This Certificate of Validation and Ratification (this "Certificate") is filed on behalf of Data Storage Corporation (the "Corporation"), pursuant to Nevada Revised Statutes ("NRS") 78.0296.

I, Charles M. Piluso, the President of the Corporation, hereby certify on behalf of the Corporation as follows:

1. This Certificate shall accompany, and is appended to, that certain Certificate of Correction filed on April 16, 2021 with the Nevada Secretary of State in accordance with NRS 78.0295.

2. The Certificate is being filed in connection with the ratification and validation of a corporate act taken on January 6, 2009, the Certificate of Amendment, in accordance with NRS 78.0296.

3. The effective date and time of the filing of the correction is January 6, 2009.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Corporation as of the date set forth above.

DATA STORAGE CORPORATION

By: ______________________

Charles M. Piluso, President